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                                 EXHIBIT 99(A)



              FORM OF PROXY OF COMMERCIAL BANCORP OF GEORGIA, INC.
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                                                                      APPENDIX A


                                                                    SOLICITED BY
                                                                    THE BOARD OF
                                                                    DIRECTORS
                                     PROXY

                      COMMERCIAL BANCORP OF GEORGIA, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                            _________________, 1996


         The undersigned hereby appoints _________________________ and _________________________, and either of them, or such other persons as the board of directors of Commercial Bancorp of Georgia, Inc. ("CBG"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of CBG at the special meeting of stockholders to be held on __________________, 1996, and at any and all adjournments thereof.


                                                                  FOR           AGAINST         ABSTAIN
1.   To ratify and approve the Agreement and Plan            ------------    ------------    ------------
     of Merger dated as of December 21, 1995,
     pursuant to which CBG will be merged with and           ------------    ------------    ------------
     into The Colonial BancGroup, Inc.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING BUT WHICH ARE NOT NOW ANTICIPATED, AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.



                                 DATED:__________________________________, 1996


                                 PHONE NO:_____________________________________



                                 ______________________________________________
                                 (Signature of Stockholder)


                                 ______________________________________________
                                 (Signature of Stockholder, if more than one)


                                 Please sign exactly as your name
                                 appears on the envelope in which
                                 this material was mailed.  If shares
                                 are held jointly, each stockholder
                                 must sign.  Agents, executors,
                                 administrators, guardians and
                                 trustees must give full title as
                                 such.  Corporations should sign by
                                 their president or authorized
                                 officer.